UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 18, 2019

KENTUCKY BANCSHARES, INC.

(Exact Name of Registrant as specified in Charter)

Kentucky	000-52598	61-0993464
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)

P.O. Box 157, Paris, Kentucky (Address of principal executive offices)	40362-0157 (Zip code)

(859)987-1795

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KTYB	OTCQX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)      Effective December 18, 2019, the Board of Directors of Kentucky Bancshares, Inc. (the “Company”) appointed Shannon Bishop Arvin to serve as a director, with a term expiring at the Company’s Annual Meeting of Shareholders for the year 2020.  There are no agreements or understandings between Mrs. Arvin and any other person pursuant to which she was appointed to the Board.  Neither Mrs. Arvin nor her immediate family has been a party to any transaction required to be disclosed under Item 404(a) of Regulation S-K.

                In connection with Mrs. Arvin’s appointment to and service on the Board and consistent with the compensation arrangements for non-employee directors as further described under the heading “Director Compensation” in the Company’s 2019 Proxy Statement filed with the United States Securities and Exchange Commission on April 15, 2019, Mrs. Arvin will receive annual cash compensation and equity-based compensation for her service on the Board.  The value of the cash compensation and equity award will be adjusted to reflect pro ration for the period between December 18, 2019 and the 2020 Annual Meeting of Shareholders.

Mrs. Arvin has also been appointed to the Board of Directors of the Bank effective December 18, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

April
KENTUCKY BANCSHARES, INC.

Date: December 19, 2019	By	/s/ Gregory J. Dawson
Gregory J. Dawson
Chief Financial Officer

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